CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-lA of Catalyst Managed Futures Strategy VA Fund, a series of Mutual Fund and Variable Insurance Trust, under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd .

Cleveland, Ohio

March 4, 2016

COHEN FUND AUDIT SERVICES, LTD. I CLEVELAND I MILWAUKEE I 216.649.1700 cohenfund.com

Registered with the Public Company Accounting Oversight Board.